CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of OneAmerica Funds, Inc. (the "Fund" and formerly the AUL American Series Fund, Inc.) on Form N-1A (File No. 33-30156) of our report dated February 14, 2003, on our audits of the financial statements and financial highlights of the Fund. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

April 29, 2003